UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

ACE Cash Express, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

ACE CASH EXPRESS, INC.
1231 Greenway Drive, Suite 600
Irving, Texas 75038

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 16, 2001

        ACE Cash Express, Inc. (the “Company”) will hold its 2001 Annual Meeting of Shareholders at the Dallas Marriott Las Colinas, 223 West Las Colinas Boulevard, Irving, Texas 75039, on Friday, November 16, 2001. The meeting will begin at 10:00 a.m. At the meeting, the shareholders will be asked to:

•	Elect seven directors.

•	Consider any other business properly presented at the meeting.

        Shareholders of record, at the close of business on September 28, 2001, may vote at the meeting. A list of those shareholders may be reviewed at the Company’s offices at 1231 Greenway Drive, Suite 600, Irving, Texas 75038, for ten days before the meeting.

        Whether or not you plan to attend the meeting, please date and sign the enclosed proxy and return it in the accompanying postage-paid envelope. If you attend the meeting and wish to vote in person, you may do so.

By order of the Board of Directors,

Joe W. Conner Secretary

Irving, Texas
October 16, 2001

ACE CASH EXPRESS, INC.
PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 16, 2001

        This Proxy Statement is furnished to shareholders of ACE Cash Express, Inc., a Texas corporation (the “Company”), to solicit, on behalf of the Company’s Board of Directors, proxies to vote at the Annual Meeting of Shareholders of the Company to be held November 16, 2001 (the “Annual Meeting”). Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to the Company before the Annual Meeting, and not revoked. This Proxy Statement and the enclosed proxy form are first being sent to shareholders on or about October 16, 2001.

        Accompanying this Proxy Statement is a copy of the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2001 (“fiscal 2001”). The Annual Report to Shareholders is not part of the proxy solicitation material.

OUTSTANDING CAPITAL STOCK
QUORUM AND VOTING
SOLICITATION OF PROXIES
ACTION TO BE TAKEN AT MEETING
REVOCATION OF PROXIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
Board of Directors
Director Nominees
Board Committees
Board and Committee Meetings
Director Compensation
Compliance with Section 16(a) of the Securities Exchange Act of 1934
Executive Officers
EXECUTIVE COMPENSATION
Summary Compensation Table
Senior Management Bonus Plan
Stock Options
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report on Executive Compensation
Change-in-Control Severance Agreements
Certain Relationships
STOCK PERFORMANCE CHART
AUDIT COMMITTEE REPORT
RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
MISCELLANEOUS

OUTSTANDING CAPITAL STOCK

        The record date for shareholders entitled to vote at the Annual Meeting is September 28, 2001. At the close of business on that date, there were 10,058,970 shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”) outstanding.

QUORUM AND VOTING

        The presence, in person or by proxy, of the holders of a majority of all outstanding shares of the Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum, a plurality of the votes cast at the Annual Meeting, in person or by proxy, is required for the election of directors.

        Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held in such shareholder’s name on the record date. Because the seven nominees for director who receive the most votes will be elected, any abstention will not be included in the vote totals. Regarding any other proposal voted upon at the Annual Meeting, an abstention will be included in vote totals and will have the same effect as a negative vote. Where brokers who are nominee record holders do not vote on specific matters because they did not receive specific instructions on such matters from the beneficial owners of such shares (“broker non-votes”), such broker non-votes will not be included in vote totals and will have no effect on the election of directors or any other proposal.

SOLICITATION OF PROXIES

        The accompanying proxies are solicited on behalf of the Board of Directors. The Company will pay all expenses of soliciting these proxies. Proxies may be solicited not only by mail, but also by personal interview, telephone, and electronic transmission by the Company’s directors, officers, and employees. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse them for the corresponding reasonable out-of-pocket expenses.

ACTION TO BE TAKEN AT MEETING

        When shareholders have appropriately specified how their proxies should be voted, the proxies will be voted accordingly. Unless the shareholder otherwise specifies therein, the proxies will be voted FOR the election as directors of the Company of the seven nominees named below under “Directors and Executive Officers — Director Nominees.”

        If any other matter or business is properly presented at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders, in accordance with their best judgment. On the date of this Proxy Statement, the Board of Directors does not know of any other matter or business to be presented at the Annual Meeting other than as addressed in this Proxy Statement.

REVOCATION OF PROXIES

        A proxy may be revoked any time before it is exercised. A shareholder giving a proxy may revoke it by:

•	sending in another proxy with a later date;

•	giving written notice to the Company’s Secretary before the Annual Meeting that the proxy has been revoked; or

•	voting in person at the Annual Meeting.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 28, 2001, by each person the Company knows to beneficially own more than 5% of the outstanding Common Stock, each of the Company’s directors, the Named Executive Officers (as defined in “Executive Compensation — Summary Compensation Table” below), and all directors and executive officers as a group. The Company believes each such shareholder has sole voting and dispositive power over the shares held, except as otherwise indicated.

	Shares of		Percentage of
	Common Stock		Common Stock
	Beneficially Owned		Beneficially Owned

Raymond C. Hemmig 10000 N. Central Expressway, Suite 1060 Dallas, Texas 75231	587,291	(1)	5.8%

Donald H. Neustadt 1231 Greenway Drive, Suite 600 Irving, Texas 75038	914,425	(2)	9.1%

Marshall B. Payne	220,588	(3)	2.2%

Edward W. Rose III 500 Crescent Court, Suite 250 Dallas, Texas 75201	1,119,905	(4)	11.1%

Michael S. Rawlings	12,916	(5)	(9)

Jay B. Shipowitz	86,216	(6)	(9)

Charles Daniel Yost	34,749	(7)	(9)

Raymond E. McCarty	187,910	(8)	1.9%

Barry M. Barron	0		0%

Joe W. Conner	0		0%

Greenbrier Partners, Ltd. 1901 North Akard Dallas, Texas 75201	828,482	(10)	8.2%

FMR Corp.	599,100	(11)	6.0%

82 Devonshire Street
Boston, Massachusetts 02109

All directors and executive officers as a group (10 persons)	3,164,000	(12)	32.5%

(1)	Includes 6,250 shares Mr. Hemmig holds as custodian for his children, 11,250 shares held for the Hemmig Family Trust and options to purchase 22,616 shares exercisable within 60 days of the date of this Proxy Statement.

(2)	Includes 56,750 shares held by KLN Foundation, a private charitable foundation of which Mr. Neustadt is one of three officers. Mr. Neustadt shares voting and dispositive power with those other foundation officers. Mr. Neustadt disclaims beneficial ownership of the shares held by KLN Foundation. Also includes options to purchase 30,506 shares exercisable within 60 days of the date of this Proxy Statement.

(3)	Includes 24,120 shares owned by Scout Ventures, a Texas general partnership of which Mr. Payne is a general partner (“Scout”); Mr. Payne shares voting and dispositive power over the shares held by Scout with the other partners of Scout. Also includes options to purchase 23,499 shares exercisable within 60 days of the date of this Proxy Statement.

(4)	Includes 900,755 shares of Common Stock owned by Mr. Rose and options to purchase 23,499 shares exercisable within 60 days of the date of this Proxy Statement. Also includes shares owned by the following persons:

a)	Evelyn P. Rose, the wife of Mr. Rose — 115,341 shares

b)	Lela Helen Rose, the daughter of Mr. and Mrs. Rose — 21,705 shares

c)	William E. Rose, the son of Mr. and Mrs. Rose — 21,705 shares

d)	Kaiser-Francis Oil Company — 27,675 shares.

e)	Ruth Kaiser Nelson — 9,225 shares.

Mr. Rose might be considered to share dispositive power with each of these persons over the shares of Common Stock owned by that person. Mr. Rose, however, disclaims beneficial ownership of any of the shares owned by each of these persons.

(5)	Consists of options to purchase 12,916 shares exercisable within 60 days of the date of this Proxy Statement.

(6)	Includes options to purchase 76,816 shares exercisable within 60 days of the date of this Proxy Statement.

(7)	Includes options to purchase 23,499 shares exercisable within 60 days of the date of this Proxy Statement.

(8)	Includes options to purchase 23,826 shares exercisable within 60 days of the date of this Proxy Statement.

(9)	Less than 1%.

(10)	Includes 4,500 shares held by Mr. Frederick E. Rowe, Jr., the general partner of Greenbrier Partners, Ltd. (“Greenbrier”). As general partner, Mr. Rowe has the power to manage Greenbrier’s operations, including the shared right with Greenbrier to vote and dispose of the 808,982 shares of Common Stock Greenbrier holds. Mr. Rowe has sole voting and dispositive power over the 4,500 shares he holds. Also includes an additional 15,000 shares owned by the Rowe Family Partnership, of which Mr. Rowe is a general partner.

(11)	FMR Corp. has beneficial ownership of these shares as the result of the beneficial ownership by two of its wholly owned subsidiaries, Fidelity Management & Research Company and FMR Co., which are registered investment advisers. These shares are held in various clients’ investment accounts managed by the investment advisers on a discretionary basis. FMR Corp. shares voting and dispositive power over all of these shares.

(12)	See Notes (1) through (9).

DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

        Seven directors are to be elected at the Annual Meeting. Each nominee will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than seven persons. To be elected a director, each nominee must receive a plurality of all the votes cast at the Annual Meeting for the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee is currently a director of the Company. Each nominee has expressed his intention to serve the entire term for which election is sought.

Director Nominees

        Raymond C. Hemmig, age 51, has served as the Chairman of the Board of the Company since September 1988, when he first became a director. From September 1988 to October 1994, Mr. Hemmig also served as the Company’s Chief Executive Officer. Mr. Hemmig served as a director of the National Association of Check Cashers and was the founding President of the Texas Association of Check Cashers, Inc. Since June 1994, Mr. Hemmig also has served as a director of Restoration Hardware, Inc., a publicly held retail company. Since December 1995, Mr. Hemmig has served as the Chairman of the Board and Chief Executive Officer of Retail & Restaurant Growth Capital L.P., a licensed Small Business Investment Corporation and a provider of financing to emerging retail and restaurant companies. Mr. Hemmig also serves as a director of various private companies. From 1990 until May 1994, Mr. Hemmig served as a director of On The Border Cafes, Inc., a publicly held restaurant chain. From 1985 to September 1988, Mr. Hemmig was a partner and co-founder of Hemmig & Martin, a consulting firm to clients in the food service, retail, and franchise industries.

        Donald H. Neustadt, age 52, has served as the Chief Executive Officer of the Company since November 1994 and as a director of the Company since January 1987. Mr. Neustadt served as the Company’s President from November 1994 to December 1999. Mr. Neustadt served as the Company’s President and Chief Operating Officer from January 1987 to November 1994. From 1972 to January 1987, Mr. Neustadt served in various capacities with Associates Corporation of North America (“Associates NA”) and its affiliates, including as President of Associates Financial Express, Inc. (“Associates Financial”), a money order company; as Senior Vice President and Controller of Associates Diversified Services, Inc., which owned a consumer credit card bank, a savings and loan and Associates Financial; as Vice President of Strategic Planning for Associates NA; and as Controller of Consumer Operations and a systems manager for Associates Financial Services, a consumer finance company.

        Jay B. Shipowitz, age 38, has served as the President and Chief Operating Officer and as a director of the Company since January 2000. Mr. Shipowitz served as the Company’s Senior Vice President and Chief Financial Officer from May 1997 to January 2000. Prior to joining ACE, from July 1996 to May 1997, Mr. Shipowitz was the senior vice president and chief financial officer of USDATA Corporation, a software company located in Richardson, Texas. From June 1993 to July 1996, Mr. Shipowitz was the vice president of finance and administration and chief financial officer of Westinghouse Security Systems, Inc., a residential security company headquartered in Dallas, Texas. From 1987 to 1993, Mr. Shipowitz worked at Price Waterhouse in Baltimore, Maryland, in various positions, the last of which was senior manager. Mr. Shipowitz worked at KPMG Peat Marwick in Greensboro, North Carolina from 1985 to 1987. Mr. Shipowitz is a director of Financial Service Centers of America, Inc. (the successor organization to the National Association of Check Cashers), and a director of a private company.

        Marshall B. Payne, age 44, has served as a director of the Company since 1987. Since 1983, Mr. Payne has been Vice President of Cardinal Investment Company, Inc., an investment management firm. In addition, he serves as a director of Restoration Hardware, Inc., a publicly held retail company, as a director of LBP, Inc., formerly engaged in the manufacturing of home improvement products, and as a director of various private companies.

        Michael S. Rawlings, age 47, has served as a director of the Company since November 2000. Since June 1997, Mr. Rawlings has been the President of Pizza Hut, Inc., an operating company of Tricon Global Restaurants, Inc., and owner of the world’s largest chain of pizza restaurants. From 1991 to 1996, Mr. Rawlings was the Chairman, President and Chief Executive Officer of the Dallas Group of DDB Needham Worldwide, a large marketing communications agency.

        Edward W. Rose, III, age 60, has served as a director of the Company since 1987. Since 1974, Mr. Rose has been the President and sole shareholder of Cardinal Investment Company, Inc. In addition, Mr. Rose serves as Chairman of the Board of Drew Industries, Inc., an aluminum window manufacturer, and of LBP, Inc., formerly engaged in the manufacturing of home improvement products, and as a director of various private companies.

        Charles Daniel Yost, age 52, has served as a director of the Company since August 1996. In March 1998, Mr. Yost joined Allegiance Telecom, Inc. as President and Chief Operating Officer. From July 1997 to March 1998, Mr. Yost was President and Chief Operating Officer of NETCOM On-line Communications Systems, Inc., an Internet service provider. From 1994 to 1997, Mr. Yost served as President of the Southwest Region of AT&T Wireless Services, Inc., a provider of cellular telephone service. From 1991 to June 1994, Mr. Yost served as President of the Southwest Region for McCaw Cellular Communications/LIN Broadcasting. In addition, Mr. Yost serves as a director of a privately held architectural services provider.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
ELECTION OF EACH NOMINEE.

Board Committees

        The Board of Directors of the Company has two permanent committees: the Audit Committee and the Compensation Committee. None of the directors who serve as members of either permanent committee are employees of the Company or any of its subsidiaries. The Company has no nominating committee or committee that recommends qualified candidates to the Board of Directors for election as directors. The entire Board of Directors is responsible for selecting nominees for election as directors.

        The Audit Committee’s functions include:

•	Engaging auditors and determining their compensation;

•	Making recommendations to the Board of Directors for reviewing the completed audit and audit report with the independent auditors, the conduct of the audit, significant accounting adjustments, recommendations for improving internal controls, and all other significant findings during the audit;

•	Meeting periodically with the Company’s management and auditors to discuss internal accounting and financial controls; and

•	Initiating and supervising any special investigation it deems necessary regarding the Company’s accounting and financial policies and controls.

These functions are described in greater detail in the Audit Committee’s Charter, a copy of which is Exhibit A to this Proxy Statement. Also see “Audit Committee Report” below. Messrs. Rose (Chairman), Yost and Payne are the Audit Committee members.

        The Compensation Committee’s functions include:

•	Establishing and administering the Company’s compensation policies;

•	Administering the Company’s 1997 Stock Option Plan and the Company’s Non-Employee Directors Stock Option Plan (the “Directors Option Plan”), and administering the remaining options outstanding under the Company’s 1987 Stock Option Plan (under which no more options may be granted); and

•	Overseeing the administration of other employee benefit plans and fringe benefits paid to or provided for the Company’s officers.

See “Executive Compensation — Compensation Committee Report on Executive Compensation” below. Messrs. Payne (Chairman) and Rawlings are the Compensation Committee members.

Board and Committee Meetings

        The Board of Directors held six meetings during fiscal 2001. Each of the Audit Committee and the Compensation Committee held two meetings during fiscal 2001. All persons who were directors during fiscal 2001 attended at least 75% of the total of the Board meetings and the meetings of committee on which they served.

Director Compensation

        Each non-employee director (currently each director other than Messrs. Hemmig, Neustadt and Shipowitz) receives $1,250 per calendar quarter as a retainer, $1,500 for attendance at each Board of Directors meeting, and $500 for attendance at each meeting of a committee of the Board of Directors that is not held in conjunction with a Board of Directors meeting, and is reimbursed expenses related to his activities as a director. The Company does not compensate its employees for service as a director.

        Under the Directors Option Plan:

•	Each non-employee director elected to the Board of Directors who has not previously served as a director of the Company is automatically granted, on the date of his election, an option to purchase 11,250 shares of Common Stock; and

•	Each non-employee director serving on December 1 of each year is automatically granted an option on that date to purchase 5,000 shares of Common Stock.

The number of shares subject to the automatic annual grant from December 1, 1995 through December 1, 1997 was 6,750; on August 17, 1998, the Board of Directors reduced that number to 5,000, beginning December 1, 1998. The Directors Option Plan requires that the exercise price of each option must be equal to the closing price of the Common Stock on The Nasdaq Stock Market on the date the option is granted.

        Under the Directors Option Plan:

•	An option to purchase 11,250 shares of Common Stock at an exercise price of $3.66 per share was granted to Mr. Davis in March 1995 relating to his election to the Board of Directors;

•	Each of Mr. Davis, Mr. Payne, and Mr. Rose was granted an option to purchase 6,750 shares of Common Stock at an exercise price of $4.11 per share on December 1, 1995;

•	An option to purchase 11,250 shares of Common Stock at an exercise price of $5.56 per share was granted to Mr. Yost when he was elected to the Board of Directors in August 1996;

•	Each of Mr. Davis, Mr. Payne, Mr. Rose, and Mr. Yost was granted an option to purchase 6,750 shares of Common Stock at an exercise price of $7.00 per share on December 1, 1996;

•	Each of Mr. Davis, Mr. Payne, Mr. Rose, and Mr. Yost was granted an option to purchase 6,750 shares of Common Stock at an exercise price of $12.42 per share on December 1, 1997;

•	Each of Mr. Davis, Mr. Payne, Mr. Rose, and Mr. Yost was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $13.25 per share on December 1, 1998;

•	Each of Mr. Davis, Mr. Payne, Mr. Rose, and Mr. Yost was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $16.375 per share on December 1, 1999;

•	An option to purchase 11,250 shares of Common Stock at an exercise price of $12.00 per share was granted to Mr. Rawlings when he was elected to the Board of Directors on November 17, 2000; and

•	Each of Mr. Payne, Mr. Rawlings, Mr. Rose, and Mr. Yost was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $11.00 per share on December 1, 2000.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers, and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (“SEC”) reports of ownership changes in ownership of Common Stock. SEC regulations require those directors, executive officers, and greater than 10% shareholders to furnish the Company with copies of all Section 16(a) forms they file.

        Based on the Company’s review of reports and on written representations that no other reports were required during fiscal 2001, the Company believes that the directors, executive officers, and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except Raymond C. Hemmig, who filed a Form 4 to report two separate gifts, each of 1,000 shares or less, that were inadvertently not reported in two previous years.

Executive Officers

Name	Position

Raymond C. Hemmig	Chairman of the Board

Donald H. Neustadt	Chief Executive Officer

Jay B. Shipowitz	President and Chief Operating Officer

Raymond E. McCarty	Executive Vice President — Operations

President — ACE Franchise Group

Barry M. Barron	Senior Vice President-Operations

Joe W. Conner	Senior Vice President, Chief Financial Officer, Secretary and Treasurer

See “ — Directors” above for business experience information concerning Messrs. Hemmig, Neustadt and Shipowitz.

        Raymond E. McCarty, age 59, has served as the Company’s Executive Vice President — Operations since January 2000 and as president of the ACE Franchise Group since April 1996. Previously, Mr. McCarty served as Senior Vice President — Operations of the Company since 1985. Prior to his service with the Company, Mr. McCarty was the division vice president of Associates NA. While at Associates NA, Mr. McCarty was responsible for organizing Associates NA’s first home improvement loan portfolio acquisition and for establishing an automobile lending program. From 1963 to 1982, Mr. McCarty served in various capacities with an affiliate of Barclays American Corporation, including director of a seven-state region.

        Barry M. Barron, age 45, has served as the Company’s Senior Vice President — Operations since February 2001. Prior to joining ACE, from 1995 until 2001, Mr. Barron was Senior Vice President of the International Division at Papa John’s International, Inc., an owner and franchisor of pizza restaurants, where he developed operations in Alaska, Hawaii, Canada, Mexico, Latin America, South America and the Middle East. From 1994 to 1995 Mr. Barron was Division President at Golden Corral Corporation, an owner of family-style restaurants. Prior to that, he served in various positions at Pizza Hut, Inc. from 1984 to 1994, most recently as Region Manager of the Dallas, Texas region.

        Joe W. Conner, age 44, has served as the Company’s Senior Vice President, Chief Financial Officer, Secretary and Treasurer since July 2001. From 1998 to 2001, Mr. Conner was Chief Financial Officer for Crenshaw Golf Properties, a golf course development and management company based in Dallas, Texas. From 1997 to 1998, Mr. Conner was Chief Financial Officer for Silverleaf Resorts, Inc., a vacation resort development company based in Dallas, Texas, and from 1995 to 1996, he was Senior Vice President of Finance and Administration for Jacobsen Division of Textron, Inc., a manufacturer of specialty mowing equipment for the turf care industry based in Racine, Wisconsin. From 1993 to 1995, Mr. Conner served as Chief Financial Officer for Furr’s/Bishop’s, Inc., a restaurant operations company based in Lubbock, Texas. From 1985 to 1993, Mr. Conner was employed at Club Corp International, a developer and operator of golf, dining and athletic clubs with world-wide operations based in Dallas, Texas, serving in various financial and accounting positions, including Chief Financial Officer of the private club division from 1987 to 1993.

EXECUTIVE COMPENSATION

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

				Other
	Year			Annual	Restricted	Securities	LTIP	All Other
	Ended			Compensation	Stock	Underlying	Payouts	Compensation
Name and Principal Position	June 30,	Salary ($)	Bonus ($)	($) (1)	Awards (S)	Options/SARs (#)	($)	($)

Donald H. Neustadt	2001	338,650	0	12,834	—	12,756	—	1,721	(4)

(Chief Executive	2000	308,014	0	13,144	—	11,686	—	1,660	(4)

Officer)	1999	273,563	212,911	13,654	—	10,275	—	2,190	(4)

Jay B. Shipowitz	2001	262,695	0	13,138	—	10,425	—	1,636	(4)

(President and	2000	218,870	0	13,539	—	107,775	—	1,540	(4)

Chief Operating	1999	167,222	104,447	13,823	—	6,710	—	2,905	(4)

Officer)

Raymond E. McCarty	2001	218,750	0	13,211	—	8,852	—	2,019	(4)

(Executive Vice	2000	200,749	0	13,144	—	7,496	—	1,538	(4)

President —	1999	171,866	106,931	13,812	—	6,703	—	2,471	(4)

Operations)

Debra A. Bradford (2)	2001	101,245	0	7,040	—	6,252	—	2,911	(4)

(Senior Vice	2000	146,875	0	10,144	—	33,497	—	0

President, Chief	1999	17,769	0	0	—	11,250	—	0

Financial Officer, Secretary and Treasurer)

Barry M. Barron (3)	2001	80,907	15,000	4,888	—	27,500	—	62,372	(5)

(Senior Vice President — Operations)

(1)	Includes a cash car allowance equal to $9,000 annually.

(2)	Ms. Bradford commenced her employment with the Company on May 17, 1999 and ceased her employment on February 10, 2001.

(3)	Mr. Barron commenced his employment with the Company on February 19, 2001, at an annual salary of $225,000.

(4)	Company-matching contributions to the Company’s qualified section 401(k) plan.

(5)	Relocation expenses paid by the Company.

Senior Management Bonus Plan

        The “Bonus” column of the compensation table above consists of bonuses paid under the Senior Management Bonus Plan (the “Bonus Plan”). Under the Bonus Plan, bonuses are payable to the Named Executive Officers and other members of management selected to participate by the Compensation Committee of the Board of Directors if certain targets for the Company’s financial performance, also determined by the Compensation Committee (and approved by the Board of Directors), are achieved in a fiscal year. For fiscal 2001, target bonuses were payable if the Company achieved a 25% increase in pre-tax earnings for fiscal 2001 compared to the preceding fiscal year, though bonuses would have begun to be payable upon a 15% increase in pre-tax earnings. The bonus pool was established at a total of $493,000, which would have been 2.2% of the Company’s targeted pre-tax earnings (determined without accrual of bonus payments), and the pool would have increased by $26,000 for each 1% increase in pre-tax earnings over the targeted increase in pre-tax earnings of 25%. For fiscal 2001, the Company did not achieve the minimum required increase in pre-tax earnings, and no bonuses were paid or accrued. See " — Compensation Committee Report on Executive Compensation” below.

Stock Options

        The following table provides information on stock option grants to the Named Executive Officers under the Company’s 1997 Stock Option Plan (the “1997 Option Plan”) during fiscal 2001:

					Potential Realizable Value
					at Assumed Annual Rates of
					Stock Price Appreciation for
Individual Grants(1)					Option Term (2)

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or
	Options/SARs	Employees in	Base Price	Expiration
Name	(#)	Fiscal Year	($/Sh)	Date	5%($)(3)	10%($)(3)

Donald H. Neustadt	12,756	2.72	9.44	8/16/10	75,709	191,862

Jay B. Shipowitz	10,425	2.22	9.44	8/16/10	61,874	156,802

Raymond E. McCarty	8,852	1.88	9.44	8/16/10	52,538	133,142

Debra A. Bradford(4)	6,252	1.33	9.44	8/16/10	37,107	94,036

Barry M. Barron	27,500	5.85	12.75	2/20/11	220,506	558,806

(1)	Options become exercisable in four equal annual installments. The exercise price of each option is equal to the closing price per share of the Common Stock on The Nasdaq Stock Market on the date the option was granted. Each option was granted for the maximum ten-year period under the 1997 Option Plan.

(2)	The values shown in these columns reflect growth rate assumptions the SEC prescribes. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the Common Stock’s future performance and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(3)	These values represent the difference between the assumed appreciation in the Common Stock’s market value at the date of grant and the exercise price of the options.

(4)	This option expired without exercise after the cessation of Ms. Bradford’s employment in February 2001.

            The following table provides information on the stock options/SARs that the Named Executive Officers held at June 30, 2001:

			Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs	Options/SARs at
			at FY-End(#)	FY-End($)*
	Shares	Value
	Acquired on	Realized	Exercisable/	Exercisable/
Name	Exercise(#)	$	Unexercisable	Unexercisable

Donald H. Neustadt	0	0	20,401/30,774	0/10,364

Jay B. Shipowitz	5,000	2,881	69,614/97,101	93,002/8,470

Raymond E. McCarty	3,938	31,067	17,088/20,481	12,675/7,192

Debra A. Bradford	0	0	0/0	0/0

Barry M. Barron	0	0	0/27,500	0/0

*	Based on the closing price on The Nasdaq Stock Market of the Common Stock on June 30, 2001 of $10.25 per share.

Compensation Committee Interlocks and Insider Participation

        Marshall B. Payne and Michael S. Rawlings were the members of the Compensation Committee during fiscal 2001. Neither of the members of the Compensation Committee during fiscal 2001 was, or has ever been, an officer or employee of the Company or any of its subsidiaries.

Compensation Committee Report on Executive Compensation

        The Compensation Committee has furnished the following report on the Company’s executive compensation program. The report describes the Compensation Committee’s compensation policies applicable to the Company’s executive officers and provides specific information regarding the CEO’s compensation.

        Non-employee members of the Company’s Board of Directors review all decisions the Compensation Committee makes relating to the Company’s executive officers’ compensation. The Compensation Committee makes decisions about, and recommends to the Board of Directors, grants or awards under the 1997 Option Plan.

•	Compensation Policy. The Compensation Committee’s overall policy regarding compensation of the Company’s executive officers is to provide salary levels and compensation incentives that attract and retain qualified individuals in key positions, that recognize individual performance and the Company’s performance, and that support the Company’s objective of achieving sustained improvements in its financial condition, operating results, and market position. The Compensation Committee attempts to implement this policy by paying the Company’s executive officers slightly above average compensation with an emphasis on performance-related pay. The Company’s objective is to pay its executive officers competitively in base pay and automobile allowances compared with similarly situated executives at comparable companies, and then to give the executive an incentive by providing the executive officers the opportunity to earn significantly higher than average performance-based compensation. The performance-based compensation is made up of awards under the Bonus Plan and stock options under the 1997 Option Plan.

The Compensation Committee periodically reviews publicly available and private executive-compensation surveys prepared by independent sources, including compensation consultants, to determine compensation levels and practices of comparable companies. The Compensation Committee identifies those comparable companies, in its discretion, after considering a broad range of factors, including levels of revenues, geographic regions of operations, growth, and industry (e.g., service versus manufacturing). The group of comparable companies includes some companies in the specialty retail industry and some of the companies in the peer group identified below under “Stock Performance Chart,” but is not limited to companies of those kinds or companies whose stock is quoted in The Nasdaq Stock Market. The Compensation Committee also solicits appropriate input from the CEO regarding compensation for the senior executives who report to him.

In determining executive officer compensation, the Compensation Committee considers the Company’s performance as compared to its budget; each individual officer’s experience level, level of responsibility, and performance as compared to the budgeted performance goals for such officer; the Company’s growth; and the Company’s cash flow performance. Individual salaries are reviewed every 9 to 15 months and, based on evaluations of individual performance, are adjusted in accordance with budgeted compensation guidelines the Board of Directors has established for all officers.

•	Base Salaries and Allowances. The Compensation Committee determines the base pay and allowances for the CEO and reviews the compensation of the Company’s other officers as determined by the CEO. In this determination or review, as the case may be, as a basis for comparison, the Compensation Committee attempts to determine the base salaries and allowances of similarly situated executives in comparable companies. Then the Compensation Committee determines a base salary and automobile allowance that is comparable with that which such similarly situated executives at the comparable companies would be paid.

•	Performance Pay. The Compensation Committee determines the performance-based compensation for the CEO and reviews the performance-based compensation of the Company’s other executive officers as determined by the CEO. In this determination or review, as the case may be, if the Company’s executive officers have performed in accordance with the Compensation Committee’s expectations as described above, the Compensation Committee ensures the CEO and the other senior executives are provided with above average (as compared to similarly situated executives at comparable companies) performance-based bonuses through the Bonus Plan and stock options through the 1997 Option Plan.

•	Senior Management Bonus Plan. The Bonus Plan is an incentive program for the Named Executive Officers and certain other members of management. The Bonus Plan’s goal is to place a portion of the participants’ annual compensation at risk to encourage and reward performance that meets or exceeds the Company’s expectations. Under the Bonus Plan, at the beginning of the fiscal year, the Compensation Committee recommends, and the Board of Directors approves, the current fiscal year plan. The Board of Directors reserves the right to amend the Bonus Plan from time to time at its discretion.

For the Named Executive Officers and certain other members of management to earn their targeted bonuses for the current fiscal year ending June 30, 2002, the Company must achieve certain financial and non-financial objectives for the year as determined by the Compensation Committee. The financial objectives generally correspond to the Company’s earnings, though the calculation of “earnings” or certain of its components for this purpose varies for the participants generally according to their positions in the Company. Participants may earn bonuses greater than targeted bonuses if the Company’s annual performance exceeds the targeted-bonus objectives. Participants may begin to earn bonuses if the Company achieves certain minimum annual objectives (less than the targeted-bonus objectives) established by the Compensation Committee.

•	Stock Options. The Compensation Committee grants stock options under the 1997 Option Plan to encourage and facilitate personal stock ownership by officers and key employees, including the CEO, thus strengthening their commitment to the Company and encouraging a longer-term perspective to their responsibilities. This feature of the Company’s compensation program directly links officers’ and key employees’ interests with those of the Company’s shareholders. The Compensation Committee reviews prospective grants of stock options to the Company’s officers and considers the value and benefit of such options during its review of such officers’ overall compensation packages. The Compensation Committee’s policy is to grant stock option awards based on individual performance and the potential for the option recipient to contribute to the Company’s future success; awards are not affected by the amount or terms of the options previously granted to the officer or key employee.

Under the 1997 Option Plan, the Compensation Committee may grant either incentive or non-qualified options, but typically grants incentive stock options because of the tax advantages to the optionees resulting from the grant of such options. The Compensation Committee generally grants options under the 1997 Option Plan that expire in 10 years and become exercisable in equal installments over a four-year period. The Compensation Committee believes that such limitations provide those holding options with incentives to remain in the employment of the Company, while also providing a performance incentive that can provide direct benefits within a relatively short period of time.

•	Limits on Tax Deductibility of Compensation. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company is generally precluded from deducting compensation in excess of $1 million per year for any of its Named Executive Officers unless the compensation is based on performance. This tax provision had no effect on the Company in fiscal 2001. Further, the Compensation Committee intends to continue to use performance-based compensation, as described above, which should negate or minimize any effect of this tax provision.

•	CEO Compensation. In accordance with the policies described above in this report, the fiscal 2001 base salary of Mr. Neustadt was established at $338,650. The Compensation Committee believed that this salary was within the range of salaries paid to chief executive officers of comparable companies in October 2000, when it was established. This salary, which constituted an increase of approximately 10% of the salary that had been set for Mr. Neustadt in fiscal 2000, reflected the Committee’s assessment of Mr. Neustadt’s past performance and anticipated future contributions to the Company. Mr. Neustadt has overseen the Company’s operations since November 1994, and has served a key role in the expansion of the various kinds of business that the Company conducts and in its growth strategy, including major acquisitions. He is thoroughly familiar with the consumer or retail financial services industry and would (the Compensation Committee believed) continue to lead the Company’s growth and success. In accordance with the terms of the Bonus Plan, Mr. Neustadt did not receive a bonus in fiscal 2001, but he was granted options under the 1997 Option Plan to acquire 12,756 shares of Common Stock. See “— Stock Options” above.

The Compensation Committee of the Board of Directors:
Marshall B. Payne
Michael S. Rawlings

Change-in-Control Severance Agreements

        The Compensation Committee and the Board of Directors of the Company have recognized that, as is the case with most publicly held companies, the possibility of a change in control exists. To help assure continuity of experienced and qualified management of the Company, the Compensation Committee recommended, and the Board of Directors authorized and approved, a Change-in-Control Executive Severance Agreement (“Severance Agreement”) with each of Mr. Neustadt, Mr. Shipowitz, Mr. McCarty, Ms. Bradford, Mr. Barron and Mr. Conner (each an “Executive”). Mr. Neustadt, Mr. Shipowitz and Mr. McCarty’s Severance Agreements, the terms of which are substantially identical, were entered into on August 20, 1998 and amended effective January 3, 2001. Ms. Bradford’s Severance Agreement, the terms of which are substantially identical to those in the other Severance Agreements, was entered into on August 17, 2000; her Severance Agreement ceased to be effective, however, upon the cessation of her employment with the Company in February 2001. Mr. Barron’s and Mr. Conner’s Severance Agreements, the terms of which are substantially identical to those in the other Severance Agreements, were entered into on May 15, 2001 and July 16, 2001, respectively.

        Each Severance Agreement obligates the Company to provide severance benefits to the Executive if his or her employment with the Company and its subsidiaries is terminated, within 24 months after a Change in Control, either (i) by the Company for any reason other than Cause or the Executive’s disability or (ii) by the Executive for Good Reason. “Change in Control,” as defined in the Severance Agreement, includes (a) the acquisition (other than from the Company) of 25% or more of the outstanding voting securities of the Company by any person or group of persons, (b) a change in the Board of Directors such that the persons who were directors at the beginning of any two-year period (and any new director whose election was approved by at least two-thirds of the directors who either were directors at the beginning of the period or whose election was so approved) cease to constitute a majority of the Board of Directors, or (c) a reorganization, merger, or consolidation of the Company, or the shareholders’ approval of the sale or substantially all the assets of the Company, other than in certain circumstances described in the Severance Agreement. “Cause,” as defined in the Severance Agreement, includes the Executive’s continued failure to perform his or her duties after notice from the Board of Directors or his or her engaging in conduct that materially injures the Company. “Good Reason,” as defined in the Severance Agreement, includes a material reduction of the Executive’s compensation or benefits; a material reduction in the Executive’s position, authority, or responsibilities; a forced relocation of the Executive’s office by more than 50 miles; or the failure of any successor to the Company to expressly assume the Company’s obligations under the Severance Agreement.

        The severance benefits under the Severance Agreement are (i) a payment equal to two and one-half times the sum of the Executive’s base salary, annual bonus, and car allowance, (ii) the accelerated vesting of outstanding stock options, and (iii) the continuation of insurance benefits for 30 months after termination of employment. The payment is to be made in cash within five business days after the termination of employment. The severance benefits are limited to the amount that may be paid or provided to the Executive without making an “excess parachute payment” under federal tax laws.

        The Company is obligated to pay the Executive’s legal fees and other expenses incurred in connection with any good-faith enforcement or defense of his rights under the Severance Agreement.

        Each Severance Agreement will be effective until (i) any termination of the Executive’s employment before a Change-in-Control or (ii) June 30, 2002 or any subsequent year if the Company or the Executive gives at least six months’ notice of termination.

Certain Relationships

        Mr. Shipowitz is serving, at the Company’s request, as a director of ePacific Incorporated, a privately held company in which the Company invested during fiscal 2000 (“ePacific”). ePacific provides customized debit-card payment systems and electronic funds transfer processing services. For that service, Mr. Shipowitz is entitled to the same compensation from ePacific as the other non-employee directors of ePacific.

STOCK PERFORMANCE CHART

        The following chart compares the return on the Common Stock with the NASDAQ Market Index and a financial services peer group (consisting of Cash America International, Inc.; EZ Corp, Inc.; First Cash, Inc.; H&R Block, Inc; and World Acceptance Corp.) for the period from June 30, 1996 through June 30, 2001. The comparison assumes that $100 was invested on June 30, 1996, and assumes reinvestment of dividends and distributions.

	1996	1997	1998	1999	2000	2001

Peer Group	100.00	104.66	138.77	161.32	106.66	212.28

ACE	100.00	127.06	262.87	215.25	180.96	156.2

Broad Market	100.00	120.46	159.68	223.77	336.71	186.46

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors has furnished the following report:

The Audit Committee consists of three directors who are not employees of the Company or any of its subsidiaries and who have an understanding of and experience with financial statements and information, in compliance with the listing requirements of The Nasdaq Stock Market. The Board of Directors believes that all of the members of the Audit Committee are “independent directors” as defined under the listing requirements of The Nasdaq Stock Market.

The primary function of the Audit Committee is oversight of the Company’s financial reporting process and public financial statements. The Company’s management is responsible for preparing the Company’s financial statements, and the Company’s independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are not intended or designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management.

The Audit Committee has discussed with the independent auditors, Arthur Andersen LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee; has considered the compatibility of non-audit services with the auditors’ independence; and has discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the Securities and Exchange Commission.

Edward W. Rose, III, Chair
C. Daniel Yost
Marshall B. Payne

RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

Selection.    The Board of Directors has, in accordance with the recommendation of the Audit Committee, chosen the firm of Arthur Andersen LLP as independent auditors for the Company for fiscal 2001 and for the current fiscal year. One or more representatives of Arthur Andersen LLP are expected to be present and available to respond to appropriate questions at the Annual Meeting and have the opportunity to make a statement if they desire to do so.

Audit Fees.    Arthur Andersen LLP’s fees for the audit of annual consolidated financial statements and the reviews of interim consolidated financial statements for fiscal 2001 were $120,000.

Financial Information Systems Design and Implementation Fees. Arthur Andersen LLP did not render any professional services to us in fiscal 2001 with respect to financial information systems design and implementation.

All Other Fees.    Arthur Andersen LLP’s fees for all other professional services rendered to the Company during fiscal 2001 were $112,480, including audit-related services of $27,000 and non-audit services of $85,480. Audit-related services included fees for employee benefit plans audits, due diligence on acquisitions, and accounting consultations. Non-audit services included fees for tax consultation, tax preparation, and other consultations.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

        An eligible shareholder who wishes to include a proposal in the Company’s proxy statement for the 2002 Annual Meeting of Shareholders must submit it, in accordance with the SEC’s Rule 14a-8, so that it is received by the Company’s Secretary, at the Company’s executive offices, on or before June 17, 2002.

        A shareholder who wishes to make a proposal at the 2002 Annual Meeting of Shareholders without including the proposal in the Company’s proxy statement must give written notice of that proposal to the Company’s Secretary, at the Company’s executive offices, by September 1, 2002. If a shareholder fails to timely give that notice, then the persons named as proxies in the proxy cards solicited by the Company’s Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion.

MISCELLANEOUS

        All information contained in this Proxy Statement relating to the occupations, affiliations, and securities holdings of directors and executive officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and executive officers. All information relating to any beneficial owner of more than 5% of the Common Stock is based upon information contained in reports filed by such owner with the SEC.

        The Company will furnish without charge a copy of its Annual Report on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended June 30, 2001 filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act to any shareholder (including any beneficial owner) upon written request to Investor Relations/Corporate Communications, 1231 Greenway Drive, Suite 600, Irving, Texas 75038. A copy of the exhibits to such report will be furnished to any shareholder upon written request therefor and payment of a nominal fee.

By Order of the Board of Directors,

Joe W. Conner Secretary

Irving, Texas
October 16, 2001

Exhibit A

ACE CASH EXPRESS, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

As of August, 1999

I.	Scope of Authority and Responsibilities:

The Audit Committee of the Board of Directors of Ace Cash Express, Inc. (the “Company”) shall have the following authority and responsibilities:

A.	to recommend to the Board of Directors of the Company (the “Board”) the firm to be employed as independent auditors of the Company and its subsidiaries;

B.	to review, and consult with the Company’s independent auditors regarding, the plan of audit;

C.	to review, in consultation with the independent auditors, their audit report, or proposed audit report, and the accompanying management letter, if any;

D.	to review, and consult with the independent auditors (out of the presence of management) regarding, the quality and the adequacy of the Company’s accounting principles for financial reporting, internal accounting controls and internal auditing procedures;

E.	to review the Company’s financial statements and related public financial disclosures;

F.	to evaluate the independent auditors on behalf of the Board (as representative of the Company’s shareholders) and, where appropriate, to recommend to the Board that it replace the independent auditors;

G.	to supervise any investigations into improper use of corporate funds and related improper accounting practices;

H.	to recommend to the Board policies of appropriate corporate conduct, and thereafter to monitor programs designed to secure compliance with such policies; and

I.	to review all potential conflict-of-interest situations or transactions between the Company and its management or any member of the Board.

1

II.	Implementation Activities

To implement the foregoing responsibilities, the Audit Committee should perform such tasks as it determines in its discretion, including (but not limited to) the following:

A.	considering the proposed scope of the independent auditors’ work for the current year and any proposed non-audit functions to be performed by such auditors and reviewing the audit plan and proposed engagement letter;

B.	reviewing the prior year’s audit, accounting and management advisory fees and the estimated current year’s fee;

C.	receiving and considering any recommendations of management regarding the independent auditors to be retained for the following year and deciding on the recommendation to be made to the Board;

D.	obtaining and considering information from the independent auditors relating to any relationships that may impact the objectivity and independence of the auditors;

E.	reviewing the procedures established by the Company to establish and monitor its internal controls, including (without limitation) the controls over the data processing activities and programs for security to protect against computer fraud and misuse;

F.	reviewing the policies and practices of the Company concerning financial reporting to shareholders and the public, including (without limitation) the reporting of quarterly and year-end results, including (without limitation) reviewing with management and the independent auditors, before publication, the annual financial statements (including, without limitation, notes, schedules, and any special disclosure problems) to be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission or similar publicly filed documents and any disputes (resolved or unresolved) between management and the independent auditors that arose in connection with the preparation of the financial statements;

G.	reviewing the policies and programs of the Company for compliance with federal and state laws relating to audit and financial reporting matters and with applicable standards and rules promulgated by the Financial Accounting Standards Board or equivalent standard-setting authority, the Securities and Exchange Commission and other regulatory or advisory bodies that have jurisdiction over the Company’s financial reporting and audit process;

H.	reviewing any significant litigation with the Company’s counsel;

I.	reviewing any independent auditor’s management letter (relating to the prior year’s audit) that suggests areas of improvement in the Company’s accounting practices and internal accounting controls and management’s responses thereto;

2

J.	reviewing the effect of any important new pronouncements of the accounting profession and other regulatory bodies on the Company’s accounting policies;

K.	reviewing at least annually the adequacy of the Company’s accounting and financial personnel resources;

L.	reviewing with the independent auditors any significant proposed changes in the basic accounting principles and reporting standards used in the preparation of the Company’s financial statements;

M.	reviewing with the independent auditors and with the Company’s management the extent to which changes or improvements in financial and accounting practices, recommended by the independent auditors or management personnel, have been implemented; and

N.	consulting with the independent auditors from time to time regarding the results of any reviews of quarterly financial statements performed by them.

If, upon its review, the Committee finds policies, practices or conditions which it finds questionable or as to which it believes Board action should be taken, such matters shall be reported or referred to the Board for deliberation and resolution or action by the Board.

III.	Composition, Meetings and Procedures:

The Audit Committee shall be composed of at least two (2) directors who are independent of the management of the Company and free of any relationship that, in the opinion of the Board, would interfere with the exercise, as members of the Committee, of their independence from the Company’s management. Except as otherwise provided in this Charter, the Articles of Incorporation or the Bylaws of the Company, the Audit Committee shall (a) keep regular minutes of its proceedings and report the same to the Board and to (b) fix its own rules of procedure. The Audit Committee shall report its activities to the full Board whenever a matter necessitates deliberation or inquiry by the full Board, but in any event not less than once each year.

A majority of the members shall constitute a quorum for transacting business of the Audit Committee. The Audit Committee shall meet from time to time by notice of any of its members at stated times. Notice of any meeting of the Audit Committee shall be given not less than twenty-four (24) hours before the time of the meeting by mail, telephone or telecopy, and no such notice need state the business proposed to be transacted at the meeting. No notice of the time or place of any meeting of the Audit Committee need be given to any member thereof who attends in person or who, in writing, executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice. The Audit Committee may also act by unanimous written consent.

The Audit Committee shall (a) establish direct communication with the Company’s independent accountants and with the Chief Financial Officer at least once each year,

3

and (b) meet with representative of senior management as needed, but at least once per year.

The Audit Committee may use the Company’s resources to conduct, or have conducted, such regular and special reviews and examinations as are necessary to fulfill its responsibilities. Additionally, the Audit Committee may retain special counsel, special independent auditors or other experts when, in the discretion of the Committee, the circumstances warrant such actions, after notice to the Chairman of the Board.

IV.	Limitations on Scope

The Committee members shall serve as such from time to time, subject to the understanding on their part and the part of the Company management and the independent accountants and auditors, that:

A.	the Committee members need not be accountants, nor must they have extensive accounting backgrounds or knowledge, but they should be (or become within a reasonable time after appointment as members) financially literate;

B.	the Committee members expect the Company’s management and the independent accountants and auditors to provide the Committee with prompt and accurate information so that the Committee can discharge its duties properly; and

C.	to the extent permitted by law, the Committee shall be entitled to rely on the information and opinions of the persons and entities noted above in carrying out its responsibilities.

The Committee members, in agreeing to serve on the Audit Committee, do so in reliance on, among other things, the provisions of the Company’s Articles of Incorporation which (a) together with the Bylaws of the Company, provide indemnification for their benefit, and (b) provide that no director shall be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except under certain circumstances specified therein.

V.	Amendment of the Charter:

This Charter may be amended in writing from time to time only by the Board. The Audit Committee may from time to time, by majority vote or unanimous consent of its members, recommend amendments to this Charter.

4

ACE CASH EXPRESS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — NOVEMBER 16, 2001

        I (i) acknowledge receipt of the Notice of Annual Meeting of Shareholders of Ace Cash Express, Inc., a Texas corporation (the “Company”), to be held on Friday, November 16, 2001, at 10:00 a.m., Dallas time, at the Dallas Marriott Las Colinas, 223 West Las Colinas Boulevard, Irving, Texas 75039, and the Proxy Statement in connection therewith, and (ii) appoint Raymond C. Hemmig and Donald H. Neustadt, and each of them, my proxies with full power of substitution, for and in my name, place and stead, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in my name, or with respect to which I am entitled to vote and act, at the meeting and at any adjournment thereof, and I direct that this proxy be voted as indicated on the reverse side.

        I hereby revoke any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratify and confirm all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

        THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.

        THIS PROXY WILL BE VOTED AS INDICATED ON THE OTHER SIDE. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN ITEM 1. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN (OR EITHER OF THEM) REGARDING ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT: SIGN AND DATE ON OTHER SIDE

o FOLD AND DETACH HERE o

Please mark your vote as indicated in this example	[X]

1. Election of Directors FOR all nominees listed to the right (except as marked to the contrary on the right)	WITHHOLD AUTHORITY to vote for all nominees listed to the right

Nominees: 01 Raymond C. Hemmig, 02 Donald H. Neustadt, 03 Jay B. Shipowitz, 04 Marshall B. Payne, 05 Michael S. Rawlings, 06 Edward W. Rose III, and 07 Charles Daniel Yost

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

[ ]	[ ]

2. In the discretion of the proxies, on any other matter that may properly come before the meeting or any adjournment
    thereof.

Date: , 2001

Signature of Shareholder

Printed Name of Shareholder

Title, if applicable

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, a duly authorized officer should sign the proxy. EACH JOINT TENANT SHOULD SIGN

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED

o FOLD AND DETACH HERE o